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                                                                   EXHIBIT 10.45

Nutrition For Life International, Inc.
9101 Jameel
Houston, Texas 77040

Dear Gentlemen and Ladies:

This letter agreement is being provided in connection with a merger transaction in which I will be receiving shares of convertible preferred stock of Nutrition For Life International, Inc. (the "Company"). I understand that a condition to closing of the merger is the execution and delivery to the Company of this lockup agreement.

For a period of one year from the date of closing of the merger, I will not, directly or indirectly, sell, offer to sell, contract to sell (including without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to parents, siblings, spouses or lineal descendants or a trust for any of the foregoing who agree to these restrictions) any of the securities received by me from the Company in connection with the merger (including any securities which are received upon conversion of the convertible preferred stock).

I acknowledge and agree that (a) I will be benefited directly and indirectly by an investment in the Company and by the merger and the Company's officers, directors and shareholders may rely on the agreement set forth in this letter and (b) this letter agreement may be specifically enforced because of the irreparable harm that could result from any breaches of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Texas. In the event any one or more provisions of this letter agreement should be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof.

Dated: December 1, 1999                      ___________________________________
                                             Signature

                                             Neil Sirkin
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